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The Investment Company of America

Annual meeting of shareholders — August 10, 2006

Important notice

The annual meeting of shareholders of The Investment Company of America will be held on August 10, 2006. To give interested shareholders who reside in the area an opportunity to attend in person, this year’s annual meeting is being held in Los Angeles, at the offices of the investment adviser.

While your attendance is not required to participate, it is important that you take a few minutes to read the enclosed material and vote your shares by telephone, via the Internet, or by mailing your completed and signed proxy card(s) in the enclosed postage-paid envelope, as soon as possible. You may still vote in person if you wish, but voting now will ensure that your vote is counted if you are unable to attend.

Your vote is important, regardless of the number of shares you own. Mutual funds are required to obtain shareholder approval for certain issues and as a shareholder, you have the right to vote on these matters. We encourage you to read the attached proxy statement in full.

Please don’t hesitate. Vote your shares today. By voting your shares promptly, you will help reduce proxy costs — which are paid by the fund — and you will also avoid receiving follow-up telephone calls or mailings. Voting by telephone or via the Internet lowers the fund’s proxy costs even further.

Important voting information inside.

The Investment Company of America

Notice of annual meeting of shareholders
August 10, 2006

To the shareholders of The Investment Company of America:

The annual meeting of shareholders (the “meeting”) of The Investment Company of America (the “fund”) will be held at the principal offices of the fund, 333 South Hope Street, 55th Floor, Los Angeles, California on Thursday, August 10, 2006 at 9:00 a.m., Pacific time, and at any adjournment or adjournments thereof, for the following purposes:

1.	To elect a board of 13 directors; and

2.	To consider and act upon any other business as may properly come before the meeting and any adjournment or adjournments thereof.

The proposed business cannot be conducted at the meeting unless the holders of a majority of the shares of the fund outstanding on June 12, 2006 are present in person or by proxy. Therefore, please mark, sign, date and return the enclosed proxy card or cast your vote by telephone or via the Internet, as soon as possible. You may revoke your proxy at any time before its use. If you owned shares in more than one class of the fund on June 12, 2006, you may receive more than one proxy card. Please be certain to vote each proxy card you receive.

Only shareholders of record at the close of business on June 12, 2006 are entitled to notice of and to vote at the meeting and any adjournment or adjournments thereof.

By order of the Board of Directors,

Vincent P. Corti
Secretary

June 23, 2006

Important
You can help the fund avoid the expense of further proxy solicitation by promptly voting your shares using one of three convenient methods: (a) by calling the toll-free number as described in the enclosed insert; (b) by accessing the Internet website as described in the enclosed insert; or (c) by signing, dating and returning the proxy card in the enclosed postage-paid envelope.

The Investment Company of America
333 South Hope Street, Los Angeles, California 90071

Proxy statement
Annual meeting of shareholders
August 10, 2006

The enclosed proxy is solicited by the board of directors (the “board” or “board of directors”) of The Investment Company of America (the “fund”) in connection with the annual meeting of shareholders (the “meeting”) to be held at the principal offices of the fund, 333 South Hope Street, 55th Floor, Los Angeles, California on Thursday, August 10, 2006 at 9:00 a.m., Pacific time and at any adjournment or adjournments thereof. Shareholders of record at the close of business on June 12, 2006 (the “record date”) are entitled to vote on a proposal to elect 13 directors. The board knows of no other business to be presented for consideration at the meeting. If any other matter is properly presented, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment. This proxy statement and related proxy card were first mailed on or about June 23, 2006.

If you complete, sign and mail the enclosed proxy card in the postage-paid envelope provided or record your vote by telephone or via the Internet on or before August 10, 2006 at 9:00 a.m. Pacific time, your shares will be voted exactly as you instruct. If you choose to sign the proxy card, without otherwise completing it, your shares will be voted “for” the directors nominated below. Your vote can be revoked at any time before its exercise, either by filing with the fund a written notice of revocation, by delivering a duly executed proxy card or a telephonic or Internet vote bearing a later date, or by attending the meeting and voting in person. All shares that are voted and votes to “withhold” are counted in determining the presence of a quorum. If you hold your shares through a brokerage account or in another nominee form, your shares will not be voted on any proposal unless you provide specific instructions to your broker or nominee. Your broker or nominee has enclosed or otherwise supplied a voting instruction form for you to use to direct your broker or nominee how to vote your shares. Please follow the instructions provided on such instruction form. Proxies received from brokers or nominees indicating that they have not received instructions from the beneficial owner or other person entitled to vote shares are known as a “broker non-votes”. While broker non-votes are not counted as part of the vote necessary to approve the proposals, they are counted in determining the presence of a quorum.

The fund is a fully managed, diversified, open-end investment company that issues multiple classes of shares with each share class representing an interest in a shared investment portfolio of securities. While each class has its own sales charge and expense structure (please refer to the fund’s prospectus for more information), shares of all classes of the fund vote together on matters that affect all classes in substantially the same manner. There is no provision for cumulative voting and the number of shares outstanding is equal to the number of votes to which each class is entitled. On the record date, the number of shares issued and outstanding for the various classes of shares was as follows:

Class	Shares outstanding
A	2,109,623,617
B	121,788,807
C	93,714,567
F	43,767,155
529-A	28,973,556
529-B	6,422,139
529-C	8,507,109
529-E	1,243,954
529-F	267,280
R-1	1,151,699
R-2	16,598,782
R-3	23,337,370
R-4	8,227,937
R-5	51,207,988

Please note that 529 share classes are available only through CollegeAmerica® to investors establishing qualified higher education savings accounts. CollegeAmerica account owners are technically not shareholders of the fund and accordingly, do not have the rights of a shareholder, including the right to vote any proxies relating to fund shares.

Attached as Appendix A is a table that identifies those investors who own of record or are known by the fund to own beneficially 5% or more of any class of its shares as of June 1, 2006, the number of shares so owned, and the percentage of all shares outstanding represented by such ownership, based upon the number of shares outstanding on the record date.

With respect to the election of directors, assuming a quorum is present at the meeting, the 13 nominees receiving the highest number of votes will be elected. If sufficient votes are not received by the meeting date, the persons named as proxies may propose one or more adjournments of the meeting in accordance with applicable law, to permit further solicitation of proxies. The persons named as proxies may vote all proxies in favor of such adjournment.

Proposal 1: Election of Directors

The following 13 directors are proposed to be elected at the meeting, each to hold office until the next annual meeting or until a successor is elected and qualified. Each of the nominees for director was elected by shareholders at their last annual meeting in August 2005, with the exception of L. Daniel Jorndt who was elected by the board in May 2006. William J. Spencer, a director since 1997, is retiring from the board and, therefore, not standing for reelection. Each of the nominees below has agreed to serve as a director if reelected. Should any unforeseen event prevent one or more of the nominees from serving as director, your vote(s) will be cast (unless you have elected to withhold authority as to the election of any nominee) “for” the election of such person or persons as the board of directors shall recommend to replace the former nominee.

The board recommends that shareholders vote “for” each of the following 13 nominees. Proxies will be voted “for” the election of the 13 nominees, unless otherwise specified.

Board of Directors

Name and age	Position with the Fund	Year first elected a Director of the Fund	Principal occupation(s) during past five years	Number of portfolios within the fund complex[2] overseen by Director	Other directorships held by Director[3]
“Non-interested” Directors[1]
Louise H. Bryson 62	Director	1999	President, Distribution and Affiliate Business Development, Lifetime Television Network; Executive Vice President and General Manager, Lifetime Movie Network; former Chairman of the Board, KCET — Los Angeles (public television station)	1	None

Mary Anne Dolan 59	Director	2000	Founder and President, M.A.D., Inc. (communications company); former Editor-in-Chief, The Los Angeles Herald Examiner	3	None

Martin Fenton 71	Chairman of the Board (Independent and Non-Executive)	2000	Chairman of the Board and former CEO, Senior Resource Group LLC (development and management of senior living communities)	16	None

Leonard R. Fuller 59	Director	2002	President and CEO, Fuller Consulting (financial management consulting firm)	14	None

Claudio X. Gonzalez Laporte 72	Director	2001	Chairman of the Board and CEO, Kimberly-Clark de Mexico, S.A.	1
America Movil, S.A. de C.V.; General Electric Company; Grupo Alfa, S.A. de C.V.; Grupo Carso, S.A. de C.V.; Grupo Financiero Inbursa; Grupo Industrial Saltillo, S.A. de C.V.; Grupo Mexico, S.A. de C.V.; The Home Depot, Inc.; Kellogg Company; Kimberly-Clark Corporation; The Mexico Fund

L. Daniel Jorndt 64	Director	2006	Former Chairman and CEO, Walgreen Company	1	Kellogg Company

John G. McDonald 69	Director	1976	Professor of Finance, Graduate School of Business, Stanford University	8	iStar Financial, Inc.; Plum Creek Timber Co.; Scholastic Corporation; Varian, Inc.

Bailey Morris-Eck 62	Director	1993	Director and Programming Chair, WYPR Baltimore/Washington (public radio station); Senior Adviser, Financial News (London); Senior Fellow, Institute for International Economics; Former Senior Associate, Reuters Foundation; Former Consultant, The Independent (London); former Vice President, Brookings Institution	3	None

Richard G. Newman 71	Director	1996	Chairman of the Board, AECOM Technology Corporation (engineering, consulting and professional technical services)	13	Sempra Energy; Southwest Water Company

Olin C. Robison 70	Director	1987	President Emeritus of the Salzburg Seminar; President Emeritus, Middlebury College	3	American Shared Hospital Services

Board of Directors

Name and age	Position with the Fund	Year first elected a Director of the Fund	Principal occupation(s) during past five years and positions held with affiliated entities or the Principal Underwriter of the Fund	Number of portfolios within the fund complex[2] overseen by Director	Other directorships[3] held by Director
“Interested” Directors[4]
James B. Lovelace 50	Senior Vice President and Director	1994	Senior Vice President and Director, Capital Research and Management Company	2	None

Donald D. O’Neal 45	Senior Vice President and Director	1994	Senior Vice President, Capital Research and Management Company	3	None

R. Michael Shanahan 67	Vice Chairman of the Board and CEO	1994	Chairman Emeritus, Capital Research and Management Company; Director, American Funds Distributors, Inc.;[5] Chairman of the Board, The Capital Group Companies, Inc.;[5] Chairman of the Board, Capital Management Services, Inc.;[5] Director, Capital Strategy Research, Inc.[5]	2	None

[1]	A “non-interested” director refers to a director who is not an “interested person” within the meaning of the Investment Company Act of 1940 (the “1940 Act”).
[2]
Capital Research and Management Company manages the American Funds,® consisting of 29 funds. Capital Research and Management Company also manages American Funds Insurance Series,® which serves as the underlying investment vehicle for certain variable insurance contracts; and Endowments, whose shareholders are limited to certain nonprofit organizations.

[3]	Includes all directorships (other than those of the American Funds) that are held by each director as a director of a public company or a registered investment company.
[4]
An “interested” director refers to a director who is an “interested person” within the meaning of the 1940 Act on the basis of their affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s principal underwriter).

[5]	Company affiliated with Capital Research and Management Company.

Board and committee membership

During the fiscal year ended December 31, 2005 (“fiscal 2005”), five board meetings were held. The board has also organized the following standing committees of the board, each of which holds separate committee meetings. The principal functions of each board committee are summarized below. During fiscal 2005 none of the board members serving on committees was an “interested person” of the fund within the meaning of the 1940 Act (each, a “non-interested director”), and each member of the board attended 91% of the meetings held during fiscal 2005 by the board and the committees on which he or she served.

The fund has an audit committee (the “audit committee”) comprised of Louise H. Bryson, Mary Anne Dolan, Martin Fenton, Leonard R. Fuller, L. Daniel Jorndt, Claudio X. Gonzalez Laporte, John G. McDonald, Bailey Morris-Eck, Richard G. Newman, and Olin C. Robison. The audit committee provides oversight regarding the fund’s accounting and financial reporting policies and practices, its internal controls and the internal controls of the fund’s principal service providers. The audit committee acts as a liaison between the fund’s independent registered public accounting firm and the full board of directors. Five audit committee meetings were held during fiscal 2005.

The fund has a governance and contracts committee (the “governance and contracts committee”) comprised of all of the board’s non-interested directors. The governance and contracts committee’s principal function is to request, review and consider the information deemed necessary to evaluate the terms of certain agreements between the fund and its investment adviser or the investment adviser’s affiliates, such as the Investment Advisory and Service Agreement, Principal Underwriting Agreement, Administrative Services Agreement and Plans of Distribution under rule 12b-1 adopted under the 1940 Act, that the fund may enter into, renew or continue, and to make its recommendations to the full board of directors on these matters. The governance and contracts committee also periodically considers the responsibilities of board committees, the continuing need for each committee, the possible need for additional committees, the desirability of combining or reorganizing committees, and makes recommendations to the full board of directors with respect to such matters. The governance and contracts committee may also consider the effectiveness of meetings, including their frequency, scheduling and duration, adequacy and focus of agendas, materials and presentations. One governance and contracts committee meeting was held during fiscal 2005.

The fund has a nominating committee (the “nominating committee”) comprised of Louise H. Bryson, John G. McDonald and Olin C. Robison and operates under a written charter that is attached as Appendix A. The nominating committee periodically reviews such issues as the board’s composition, responsibilities, committees, compensation and other relevant issues, and recommends any appropriate changes to the full board of directors. The nominating committee also evaluates, selects and nominates non-interested director and advisory board member candidates to the full board of directors. While the nominating committee normally is able to identify from its own and other resources an ample number of qualified candidates, it will consider shareholder suggestions of persons to be considered as nominees to fill future vacancies on the board. Such suggestions must be made in writing to the nominating committee of the fund, addressed to the fund’s secretary, and accompanied by complete biographical and occupational data of the prospective nominee, along with a written consent of the prospective nominee for consideration of his or her name by the nominating committee (see also “Shareholder proposals for 2007 annual meeting”). Although there are no specific, minimum qualifications established by the nominating committee or the board for independent director candidates, in evaluating candidates, the nominating committee will take into account all factors it considers relevant, including experience, demonstrated capabilities, independence, commitment, reputation, background, understanding of the investment business and understanding of business and financial matters generally. Where feasible and appropriate, the nominating committee will seek to enhance the diversity of the board’s membership. The nominating committee also considers board member succession issues.

Each of the nominees for director was elected by shareholders at their last annual meeting in August 2005, with the exception of Mr. Jorndt who was elected by the board in May 2006 after having served on the fund’s advisory board since 2003. Mr. Jorndt was identified by the nominating committee from its own resources and is, in the judgment of the nominating committee, highly knowledgeable about the fund as well as world political and economic matters. Three nominating committee meetings were held during fiscal 2005.

The fund has a proxy committee (the “proxy committee”) comprised of Leonard R. Fuller, John G. McDonald, and Richard G. Newman. The proxy committee’s functions include establishing and reviewing procedures and policies for voting proxies of companies held in the fund’s portfolio, making determinations with regard to certain contested proxy voting issues, and discussing related current issues. Five proxy committee meetings were held during fiscal 2005.

Director compensation

No compensation is paid by the fund to any officer or director who is a director, officer or employee of the investment adviser or its affiliates. The fund typically pays each non-interested director an annual fee of $60,000. If the non-interested director also receives compensation as a member of the board of another fund advised by the investment adviser and the other board typically meets separately from the fund’s board of directors, the annual fee paid by the fund is $50,000. The higher fee reflects the significant time and labor commitment required for a director to oversee even one fund. A non-interested director who is chairman of the board (an “independent chair”) also receives an additional annual fee of $25,000. The fund pays its independent chair an attendance fee (as described below) for each meeting of a committee of the board of directors attended as a non-voting ex officio member.

In addition, the fund generally pays to non-interested directors, fees of (a) $2,500 for each board of directors meeting attended, and (b) $1,500 for each meeting attended as a member of a committee of the board of directors.

Non-interested directors also receive attendance fees of (a) $2,500 for each director seminar or other information session organized by the investment adviser, (b) $1,500 for each joint audit committee meeting with all other audit committees of funds advised by the investment adviser, and (c) $500 for each meeting of the board or committee chairs of other funds advised by the investment adviser. In lieu of meeting fees, members of the proxy committee receive an annual fee of $14,000. The fund and the other funds served by each non-interested director pay equal portions of these attendance fees.

The nominating committee reviews director compensation periodically and typically recommends adjustments every other year. In making its recommendations, the nominating committee considers a number of factors, including operational, regulatory and other developments affecting the complexity of the board’s oversight obligations, as well as comparative industry data.

No pension or retirement benefits are accrued as part of the fund’s expenses. Non-interested directors may elect, on a voluntary basis, to defer all or a portion of their fees through a deferred compensation plan in effect for the fund. The fund also reimburses certain expenses of its non-interested directors.

Compensation and fund ownership

The following table sets forth for each nominee, the aggregate compensation paid by the fund during fiscal 2005, the total compensation paid by all funds managed by the investment adviser or its affiliates during fiscal 2005, the value of his or her holdings in the fund, as of December 31, 2005 and the value of his or her holdings in all of the American Funds he or she oversees as a director, as of December 31, 2005:

Name	Aggregate compensation (including voluntarily deferred compensation2) from the fund during fiscal 2005	Total compensation (including voluntarily deferred compensation[2] from all funds managed by Capital Research and Management Company or its affiliates[3] during fiscal 2005	Dollar range[4] of fund shares owned as of December 31, 2005	Aggregate dollar range[4] of shares owned in all funds in the American Funds family overseen by director as of December 31, 2005
“Non-interested” Directors[1]
Louise H. Bryson	$81,500	$81,500[5]	Over $100,000	Over $100,000
Mary Anne Dolan	68,500	129,000	Over $100,000	Over $100,000
Martin Fenton	65,482	262,670[5]	$50,001 - $100,000	Over $100,000
Leonard R. Fuller	65,606	187,420	$10,001 - $50,000	$50,001 - $100,000
Claudio X. Gonzalez Laporte	75,000	75,000[5]	Over $100,000	Over $100,000
L. Daniel Jorndt	8,500[6]	8,500[6]	Over $100,000	Over $100,000
John G. McDonald	83,563	332,500[5]	Over $100,000	Over $100,000
Bailey Morris-Eck	67,166	128,500	$50,001 - $100,000	Over $100,000
Richard G. Newman	80,631	151,150	Over $100,000	Over $100,000
Olin C. Robison	70,666	132,000[5]	$50,001 - $100,000	Over $100,000

Name	Aggregate compensation (including voluntarily deferred compensation2) from the fund during fiscal 2005	Total compensation (including voluntarily deferred compensation[2] from all funds managed by Capital Research and Management Company or its affiliates[3] during fiscal 2005	Dollar range[4] of fund shares owned as of December 31, 2005	Aggregate dollar range[4] of shares owned in all funds in the American Funds family overseen by director as of December 31, 2005
“Interested” Directors[7]
James B. Lovelace	None[8]	None[8]	Over $100,000	Over $100,000
Donald D. O’Neal	None[8]	None[8]	Over $100,000	Over $100,000
R. Michael Shanahan	None[8]	None[8]	Over $100,000	Over $100,000

[1]	A “non-interested” director refers to a director who is not an “interested person” within the meaning of the 1940 Act.
[2]
Amounts may be deferred by eligible directors and advisory board members under a non-qualified deferred compensation plan adopted by the fund in 1993. Deferred amounts accumulate at an earnings rate determined by the total return of one or more funds in the American Funds as designated by the directors. Compensation shown in this table for fiscal 2005 does not include earnings on amounts deferred in previous fiscal years. See footnote 5 for more information.

[3]
Capital Research and Management Company manages the American Funds, consisting of 29 funds. Capital Research and Management Company also manages American Funds Insurance Series which serves as the underlying investment vehicle for certain variable insurance contracts; and Endowments, whose shareholders are limited to certain nonprofit organizations.

[4]
Ownership disclosure is made using the following ranges: None; $1 - $10,000; $10,001 - $50,000; $50,001 - $100,000 and Over $100,000. The amounts listed for “interested” directors include shares owned through The Capital Group Companies, Inc. retirement plan and 401(k) plan.

[5]
Since the deferred compensation plan’s adoption, the total amount of deferred compensation accrued by the fund (plus earnings thereon) through the fiscal 2005 for participating directors and advisory board members is as follows: Louse H. Bryson ($498,368), Martin Fenton ($119,771), Claudio X. Gonzalez Laporte ($353,818), John G. McDonald ($1,262,648), Olin C. Robison ($539,304) and William J. Spencer ($889,694). Amounts deferred and accumulated earnings thereon are not funded and are general unsecured liabilities of the fund until paid to the directors.

[6]
L. Daniel Jorndt was elected by the board in May 2006. Prior thereto, he served as a member of the fund’s advisory board. His compensation as a member of the fund’s advisory board during fiscal 2005 was $8,500.

[7]
An “interested” director refers to a director who is an “interested person” within the meaning of the 1940 Act on the basis of their affiliation with the fund’s investment adviser, Capital Research and Management Company, or affiliated entities (including the fund’s principal underwriter).

[8]	No compensation is paid by the fund to any director who is affiliated with the investment adviser.

Other officers

Following are the officers of the fund as of the date of this proxy statement. Each officer was elected at the last annual organizational meeting of the board held on August 17, 2005, or was subsequently elected and each will hold office until the board’s next annual organizational meeting or until a successor is duly elected and qualified.

Name (position with fund) and age	Principal occupation(s) during past five years and positions held with affiliated entities or the Principal Underwriter of the fund	Year first elected an officer of the fund
James F. Rothenberg (President) 59	Chairman of the Board and PEO, Capital Research and Management Company; Director, American Funds Distributors, Inc.;[1] Director, The Capital Group Companies, Inc.;[1] Director, Capital Group Research, Inc.[1]	2000

Gregg E. Ireland (Senior Vice President) 56	Senior Vice President, Capital Research and Management Company	1994

Joyce E. Gordon (Vice President) 49	Senior Vice President and Director, Capital Research and Management Company	1998
Anne M. Llewellyn (Vice President) 58	Vice President — Fund Business Management Group, Capital Research and Management Company	1984

Vincent P. Corti (Secretary) 50	Vice President — Fund Business Management Group, Capital Research and Management Company	1994

Carmelo Spinella (Treasurer) 43	Senior Vice President — Fund Business Management Group, Capital Research and Management Company	2006

R. Marcia Gould (Assistant Treasurer) 51	Vice President — Fund Business Management Group, Capital Research and Management Company	1993

1 Company affiliated with Capital Research and Management Company.

No officer, director or employee of the investment adviser receives any remuneration from the fund. All of the officers listed, with the exception of Anne M. Llewellyn and Carmelo Spinella are officers of one or more of the other funds for which Capital Research and Management Company serves as investment adviser. As of the record date, the officers and directors of the fund and their families, as a group, owned beneficially less than 1% of the outstanding shares of the fund.

Additional information
Independent registered public accounting firm

The board of directors (including a majority of non-interested directors) has selected PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm for the fund for the fiscal year ending December 31, 2006. PwC has served as the fund’s independent registered public accounting firm since the fund’s inception. No representative of PwC is expected to attend the meeting. In reliance on rule 32a-4 under the 1940 Act, the fund is not seeking shareholder ratification of the selection of its independent registered public accounting firm.

The audit committee has discussed with PwC representatives the independence of PwC from the fund and its management, including the matters disclosed in the letter from PwC required by Independence Standards Board Standard No. 1, and has also considered whether the provision of the non-audit services described below is compatible with maintaining its independence.

The following table sets forth the fees billed by PwC for audit and other services provided to the fund in respect of the fiscal year ended December 31, 2004 (“fiscal 2004”) and fiscal 2005:

Billed to the Fund:	2004	2005
Audit fees	$107,000	$93,000
Audit-related fees	none	none
Tax fees	12,000	7,000
(tax fees consist of professional services relating to the preparation of the fund’s tax returns)
All other fees	none	none

Billed to the Investment Adviser and its affiliates:	2004	2005
(includes only fees for non-audit services billed to the investment adviser and its affiliates that provide ongoing services to the funds for engagements that relate directly to the operations and financial reporting of the fund and that were subject to the pre-approval policies described below)

Audit-related fees	none	none
Tax fees	none	$26,000
All other fees	none	none

Pre-approval policies: The fund’s audit committee pre-approves all audit and permissible non-audit services that the audit committee considers compatible with maintaining the independent registered public accounting firm’s independence. This pre-approval requirement extends to all non-audit services provided to the fund, the investment adviser, and any entity controlling, controlled by, or under common control with the investment adviser that provides ongoing services to the fund, if the engagement relates directly to the operations and financial reporting of the fund. The audit committee does not delegate its responsibility to pre-approve these services to the investment adviser; however, the audit committee may, in its discretion delegate to one or more committee members the authority to review and pre-approve audit and permissible non-audit services. Actions taken under any such delegation will be reported to the full audit committee at its next meeting. While the pre-approval requirement may be waived with respect to non-audit services if certain conditions are met, the pre-approval requirement was not waived for any of the services listed above.

Aggregate non-audit fees paid to the fund’s independent registered public accounting firm, including fees for all services billed to the investment adviser and affiliates were $12,000 for fiscal 2004 and $33,000 for fiscal 2005. The non-audit services represented by these amounts were brought to the attention of the audit committee and considered to be consistent with maintaining the independent registered public accounting firm’s independence.

The amounts shown above do not include amounts paid for audit, audit-related and tax fees rendered to other mutual funds managed by the investment adviser that PwC serves. Billing for these services during fiscal 2005 totaled $1,237,000.

Other matters

Neither the persons named in the enclosed proxy nor the board of directors are aware of any matters that will be presented for action at the meeting other than the proposal described above. If any other matters properly requiring a vote of shareholders arise, the proxies will confer upon the person or persons entitled to vote the shares in respect of any such matters in accordance with their best judgment in the interests of the fund and its shareholders.

Shareholder proposals for 2007 annual meeting

Following the upcoming meeting on August 10, 2006, the fund expects to hold its next annual meeting of shareholders in August 2007. Any shareholder proposal, including notices of director nomination must be submitted in writing to the secretary of the fund, at the fund’s principal executive offices located at 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, and received no later than February 17, 2007 to be considered for inclusion in the fund’s 2007 proxy materials. Any such proposals must comply with all the applicable requirements or conditions established by the U.S. Securities and Exchange Commission. Shareholders who wish to suggest candidates for board membership to the nominating committee for consideration may do so by submitting a written notice to the secretary of the fund. The notice must be accompanied by complete biographical and occupational data of the prospective nominee, along with written consent of the prospective nominee for consideration of his or her name by the nominating committee.

Annual report delivery

The fund will furnish, without charge, a copy of its most recent annual report and/or semi-annual report, to any shareholder upon request. Such requests should be directed to the fund’s secretary at 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, or by telephoning 800/421-0180.

General information

Capital Research and Management Company is the investment adviser to the fund and is located at 333 South Hope Street, Los Angeles, CA 90071 and 135 South State College Boulevard, Brea, CA 92821. American Funds Distributors, Inc. is the principal underwriter of the fund’s shares and is located at the Los Angeles and Brea addresses above and also at 3500 Wiseman Boulevard, San Antonio, TX 78251, 8332 Woodfield Crossing Boulevard, Indianapolis, IN 46240, and 5300 Robin Hood Road, Norfolk, VA 23513.

Communicating with the fund’s directors and officers

Correspondence intended for the directors and/or officers of the fund should be directed to the fund’s secretary at: 333 South Hope Street, 55th Floor, Los Angeles, California, 90071.

The enclosed proxy is solicited by and on behalf of the board of directors of the fund. The fund will pay the cost of soliciting proxies, including the printing, handling and mailing of the proxies and related materials. In addition to solicitation by mail, certain officers and directors of the fund, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. We urge all shareholders to vote their shares by mail, by telephone or via the Internet. If voting by mail, please mark, sign, date, and return the proxy card in the enclosed envelope, which requires no postage if mailed in the United States. To vote your proxy by telephone or via the Internet, please follow the instructions that appear on the enclosed insert.

One copy of this proxy statement may be delivered to multiple shareholders who share a single address. If you would like to obtain an additional copy of this proxy statement, free of charge, please write to the fund’s secretary at 333 South Hope Street, 55th Floor, Los Angeles, CA 90071, or by telephoning 800/421-0180. These requests will be honored within three business days of receipt. If you received a proxy statement for each shareholder who shares your address and would like to receive a single copy of such material in the future, please write to or call using the address or telephone number indicated above.

By order of the Board of Directors,

Vincent P. Corti
Secretary

June 23, 2006

Appendix A

Name and Address	Class	Shares held	As % of shares outstanding
Edward D. Jones & Co. 201 Progress Parkway Maryland Heights, MO 63043	A B	387,055,105 14,100,111	18.40 11.59
Citigroup Global Markets, Inc. 333 W. 34th Street, 7th Floor New York, NY 10001	B C	8,516,812 16,160,183	7.00 17.28
MLPF&S 4800 Deer Lake Drive East, Floor 2 Jacksonville, FL 32246	B C	6,740,674 15,311,489	5.54 16.38
Charles Schwab & Co., Inc. 101 Montgomery Street San Francisco, CA 94104	F	4,089,770	9.41
Hartford Life Insurance Co. P. O. Box 2999 Hartford, CT 06104	R-1 R-3	260,619 3,211,234	23.40 13.89
John Hancock Life Insurance Co., USA 250 Bloor Street East, 7th Floor Canada, M4W 1E5	R-3	3,353,732	14.51
Saxon & Co. P.O. Box 7780-1888 Philadelphia, PA 19182	R-4	743,602	9.11
State Street Bank & Trust Co. 1 Heritage Drive Quincy, MA 02171	R-5	35,246,666	69.21

Appendix B

THE INVESTMENT COMPANY OF AMERICA (the “fund”) NOMINATING COMMITTEE CHARTER

I. COMMITTEE ORGANIZATION

The Nominating Committee (“the Committee”), a committee established by the Board of Directors (the “Board”), will be comprised solely of members of the Board who are not considered “interested persons” of the fund under the Investment Company Act of 1940 (the “Act”), and who are otherwise independent. To be considered independent a member may not, other than in his or her capacity as a member of the Board, the Committee or any other committee of the Board, accept any consulting, advisory or other compensatory fee from the fund, or be a former officer or director of Capital Research and Management Company (“CRMC”) or any of its affiliates.

The Board will appoint the members of the Committee. If the Board has not designated a Chair of the Committee, the Committee members may designate a Chair by majority vote of all members. The Committee will be composed of at least three independent directors. The fund’s Secretary will serve as Secretary of the Committee.

The Committee will meet with the frequency, and at the times, determined by the Committee Chair or a majority of Committee members. Under normal circumstances, the Committee is expected to meet at least annually. The Chair will cause notice of each meeting, together with the agenda and any related materials, to be sent to each member, normally at least one week before the meeting. The Chair will cause minutes of each Committee meeting to be prepared and distributed to Committee members promptly. The Committee may ask independent legal counsel, representatives of CRMC or others to attend Committee meetings and provide pertinent information as necessary or desirable. The Committee may also meet in executive session.

II. DUTIES AND RESPONSIBILITIES

The Committee will:

(a)
Evaluate the size and composition of the Board, and formulate policies and objectives concerning the desired mix of independent director skills and characteristics. In doing so, the Committee will take into account all factors it considers relevant, including experience, demonstrated capabilities, independence, commitment, reputation, background, understanding of the investment business and understanding of business and financial matters generally. Where feasible and appropriate, the Committee will seek to enhance the diversity of Board membership. The Committee will also consider Board member succession issues.

(b)
Identify and screen independent director candidates for appointment to the Board, and submit final recommendations to the full Board for approval. If the fund has an Advisory Board, the Committee will perform a similar function in relation to the Advisory Board.[1] The Committee will, in identifying and screening candidates, adhere to the policies and objectives it has previously formulated concerning independent director skills and characteristics.

(c)
Review independent director (and, if applicable, Advisory Board member) compensation at least every two years, and expense-reimbursement policies as appropriate. The Committee will make recommendations on these matters to the full Board.[2]

(d)
Review materials, including information drawn from independent director questionnaires, relating to positions, transactions and relationships that could reasonably bear on the independence of directors or raise concerns regarding potential conflicts of interest.

(e)
Make recommendations to the full Board concerning the appointment of independent directors to the Board’s committees. The Committee may make recommendations to the full Board concerning the appointment of the Chair of each Board committee and periodic changes in those appointments and designations.[3]

III. AUTHORITY AND RESOURCES

The Committee will have the resources and authority appropriate to discharge its responsibilities, including, among other things, the authority to retain a search firm to assist the Committee in identifying, screening and attracting independent directors.

Independent legal counsel to the independent directors will serve as independent legal counsel to the Committee.

IV. POLICIES AND PROCEDURES

The Committee’s policies and procedures may change from time to time to reflect new or evolving business conditions or nominating committee practices. In meeting its responsibilities, the Committee is expected to:

(a)
Provide oversight regarding the orientation of new independent directors.[4] The Committee Chair will designate an experienced independent director to assist, and be available to, each new independent director during his or her first year of service on the Board.

(b)
Consider, at such times as the Committee may deem appropriate, whether the composition of the Board, its committees (and, if applicable, the fund’s Advisory Board) reflect an appropriate blend of skills, backgrounds and experience, in relation to the goal of maximizing their effectiveness. The Committee may also consider, as appropriate, Board member attendance.

(c)	Periodically review and reassess the adequacy of this Charter, and recommend to the full Board any changes deemed advisable.

_________________________________

[1]
Committee members are encouraged to be alert to potential candidates on an ongoing basis, so that a pool of prospects is available for consideration when needs arise. As part of the identification and screening process, the Committee may consider candidates CRMC suggests, and may involve CRMC representatives in screening candidates. However, the decision to approve candidates for submission to the Board (or Advisory Board, if applicable) will be made exclusively by the Committee.

[2]
Director compensation recommendations may take into account the size of the Fund, the demands placed on the independent directors, the practices of other mutual fund groups, the need to attract and retain qualified independent directors, any relevant regulatory or judicial developments, and other considerations deemed appropriate by the Committee.

[3]
Recommendations in this area will be made after consideration of all relevant factors, including the desires and capacities of individual directors, and their roles on the boards and board committees of other funds managed by CRMC. Formal term limits for committee members or Chairs are not necessary, but the Committee will periodically consider their terms of service and the possible desirability of changes.

[4]
It is expected that orientation materials will be provided to each new director and one or more orientation sessions arranged. These sessions should be geared towards providing a working knowledge of the duties and obligations of mutual fund directors and their role in overseeing mutual fund investments and operations. Orientation sessions may be facilitated by or include members of the Committee, representatives of CRMC and/or independent legal counsel, as appropriate. New independent directors are encouraged to participate in other educational opportunities, including those provided by the Investment Company Institute.

[logo - American Funds®]	The right choice for the long term(SM)

The Capital Group Companies
American Funds     Capital Research and Management     Capital International     Capital Guardian     Capital Bank and Trust

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[logo - American Funds®]	THE INVESTMENT COMPANY OF AMERICA PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 10, 2006	PROXY CARD

The undersigned hereby appoints Vincent P. Corti, Paul G. Haaga, Jr. and Donald H. Rolfe, and each of them, his/her true and lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders to be held at the offices of the Capital Group Companies, Inc., 333 South Hope Street, Los Angeles, California, on Thursday August 10, 2006 at 9:00 a.m., on all matters coming before the meeting.

Please mark, sign, date and return this proxy. When properly completed, it will be voted exactly as you instruct. If you sign and return this proxy, without otherwise completing it, your shares will be voted FOR the proposals.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192
CAPITAL BANK AND TRUST COMPANY AS TRUSTEE /s/ Thomas J. Hamblin AUTHORIZED OFFICER

Note: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

________________________________________________________________ Signature
________________________________________________________________ Signature of joint owner, if any
________________________________________________________________ Date ICA_15329

[logo - American Funds®]	THE INVESTMENT COMPANY OF AMERICA PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 10, 2006	PROXY CARD

The undersigned hereby appoints Vincent P. Corti, Paul G. Haaga, Jr. and Donald H. Rolfe, and each of them, his/her true and lawful agents and proxies with full power of substitution to represent the undersigned at the Annual Meeting of Shareholders to be held at the offices of the Capital Group Companies, Inc., 333 South Hope Street, Los Angeles, California, on Thursday August 10, 2006 at 9:00 a.m., on all matters coming before the meeting.

Please mark, sign, date and return this proxy. When properly completed, it will be voted exactly as you instruct. If you sign and return this proxy, without otherwise completing it, your shares will be voted FOR the proposals.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192

Note: Please sign exactly as your name(s) appear on this card. Joint owners should each sign individually. Corporate proxies should be signed in full corporate name by an authorized officer. Fiduciaries should give full titles.

________________________________________________________________ Signature
________________________________________________________________ Signature of joint owner, if any
________________________________________________________________ Date ICA_15329

THE INVESTMENT COMPANY OF AMERICA

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ☒

1.	Election of Directors:		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	01 Louise H. Bryson 02 Mary Anne Dolan 03 Martin Fenton 04 Leonard R. Fuller 05 L. Daniel Jorndt 06 Claudio X. Gonzalez Laporte 07 James B. Lovelace	08 John G. McDonald 09 Bailey Morris-Eck 10 Richard G. Newman 11 Donald D. O’Neal 12 Olin C. Robison 13 R. Michael Shanahan	☐	☐	☐

To withhold your vote for any individual nominee, mark the “For All Except” box and write the nominee’s number on the line provided below.
________________________________________________________________

IMPORTANT
Shareholders can help the Fund avoid the necessity and expense of sending follow-up letters by promptly signing and returning this Proxy.
PLEASE SIGN AND DATE ON THE REVERSE SIDE BEFORE MAILING